MEDECISION, INC.

CONSENT TO BE NAMED AS A DIRECTOR

I, Elizabeth A. Dow, do hereby consent to be named as a director of MEDecision, Inc. in the prospectus to be filed with the Securities and Exchange Commission by MEDecision, Inc. as part of a registration statement on Form S-1 and any amendments or supplements thereto.

/s/ Elizabeth A. Dow

Elizabeth A. Dow

Dated: October 17, 2006